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                                  EXHIBIT 23

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71792, 33-55117 and 33-52871) of Barrett Business Services, Inc. of our report dated February 6, 1995 appearing on page 21 of this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Portland, Oregon
March 29, 1995